Exhibit 99.1

Light & Wonder Announces Authorization of New $1 Billion Share Repurchase Program

LAS VEGAS – June 13, 2024 – Light & Wonder, Inc. (NASDAQ and ASX: LNW) (together with its subsidiaries, “Light & Wonder,” “L&W” or the “Company”) today announced that its Board of Directors has approved a new three-year share repurchase program for the repurchase of up to $1 billion in the Company's outstanding common stock through June 12, 2027.

The prior share repurchase program authorized the Company to repurchase up to $750 million of its common shares and was set to expire on February 26, 2025.

As of June 13, 2024, the Company has exhausted the full $750 million share repurchase authorization and purchased 11.2 million common shares, or 11.5% of shares outstanding at the inception of the program. The average purchase price of $66.72 per share represents a 28% discount to today’s closing price of $92.35.

Matt Wilson, Chief Executive Officer of Light & Wonder, said, “I am pleased to announce that the Board has approved a new, upsized share repurchase program as we continue to successfully execute our growth strategy and return meaningful capital to our shareholders. With strong operating performance continuing across the business, we remain on track to achieve our $1.4 billion Consolidated AEBITDA(1) target for 2025 while continuing to invest for the future.”

Oliver Chow, Chief Financial Officer of Light & Wonder, said, “Given the continued momentum in the business, and our March 31, 2024 net debt leverage ratio(1) at the middle of our target range of 2.5 - 3.5x, we have significant optionality with regards to capital allocation. Our prior program was an effective value creation tool and moving forward the new program will allow us to deliver further value to our shareholders while underscoring our commitment to driving profitable growth and upside beyond 2025.”

The timing and amount of repurchases under the Company’s share repurchase program will be determined by the Company from time to time at its discretion based on its evaluation of market conditions, share price, and other factors including potential accretive opportunities for inorganic growth. Repurchases may be made in the open market or through private transactions, including under Rule 10b5-1 plans, subject to market conditions and applicable legal requirements. Light & Wonder has no obligation to repurchase shares, and the share repurchase program may be suspended or discontinued by the Company at any time.

(1) Denotes a non-GAAP financial measure, which is defined and reconciled to the most directly comparable GAAP measure in our earnings release furnished to the U.S. Securities and Exchange Commission on May 8, 2024. We are not providing a forward-looking quantitative reconciliation of targeted Consolidated AEBITDA or targeted net debt leverage ratio to the most directly comparable GAAP measure because we are unable to do so without unreasonable efforts or to reasonably estimate the projected outcome of certain significant items. These items are uncertain, depend on various factors out of our control and could have a material impact on the corresponding measures calculated in accordance with GAAP.

For more information, visit lnw.com.
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About Light & Wonder, Inc.

Light & Wonder, Inc. is the leading cross-platform global games company. Through our three unique, yet highly complementary businesses, we deliver unforgettable experiences by combining the exceptional talents of our 6,000+ member team, with a deep understanding of our customers and players. We create immersive content that forges lasting connections with players, wherever they choose to engage. At Light & Wonder, it’s all about the games. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more visit www.lnw.com.

Company Contacts:

Nick Zangari +1 702-301-4378
Senior Vice President, Investor Relations
ir@lnw.com

Andy Fouché +1 206-697-3678
Vice President, Corporate Communications
media@lnw.com

Forward-Looking Statements

In this press release, Light & Wonder makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often by identified by the use of terminology such as "will," "may," “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” "should," “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon current Company management expectations, assumptions and estimates and are not guarantees of timing, future results, or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”). Additional information regarding risks and uncertainties and factors that could cause results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC for the year ended December 31, 2023 on February 27, 2024 (including under the headings "Forward-Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.